Exhibit 99.1

c

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	Cullen Zalman
Prosperity Bank Plaza	SEVP – Banking and Corporate Activities
4295 San Felipe	281.269.7199
Houston, Texas 77027	cullen.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

REPORTS THIRD QUARTER

2026 EARNINGS

•
Completed the merger of Stellar Bancorp, Inc. into Prosperity Bancshares on July 1, 2026
•
Board approved increase in dividend of 6.67%, or $0.04, to $0.64 per share for fourth quarter 2026, representing the 23rd consecutive annual dividend increase, with a compound annual growth rate of 10.4%
•
Third quarter net interest margin increased 26 basis points to 3.73% compared to second quarter 2026 and 49 basis points compared to third quarter 2025
•
Net income of $141.5 million and diluted earnings per share of $1.18 for third quarter 2026
•
Net income of $200.8 million(1) and diluted earnings per share of $1.67(1) excluding merger related expenses and other non-recurring items for third quarter 2026
•
Loans increased $7.03 billion or 28.1% and deposits increased $8.63 billion or 26.5% during third quarter 2026
•
Noninterest-bearing deposits of $13.8 billion, representing 33.6% of total deposits
•
Allowance for credit losses on loans and on off-balance sheet credit exposure of $629.6 million and allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program loans, of 1.91%(1)
•
Nonperforming assets remain low at 0.41% of third quarter average interest-earning assets
•
Repurchased 457 thousand shares of common stock during third quarter 2026, and 1.5 million shares during 2026

HOUSTON, October 28, 2026. Prosperity Bancshares, Inc.® (NYSE: PB) (“Prosperity Bancshares”), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income of $141.5 million for the quarter ended September 30, 2026, compared with $137.6 million for the same period in 2025. Net income per diluted common share was $1.18 for the quarter ended September 30, 2026, compared with $1.45 for the same period in 2025. On January 1, 2026, American Bank Holding Corporation (“American”) merged into Prosperity Bancshares, and American Bank, N.A. (“American Bank”) merged into Prosperity Bank (collectively, the “American Merger”). On February 1, 2026, Southwest Bancshares, Inc. (“Southwest”) merged into Prosperity Bancshares, and Texas Partners Bank (“Texas Partners”) merged into Prosperity Bank (collectively, the “Southwest Merger”). On July 1, 2026, Stellar Bancorp, Inc. (“Stellar”) merged into Prosperity Bancshares, and Stellar Bank (“Stellar Bank”) merged into Prosperity Bank (collectively, the “Stellar Merger”, and together with the American Merger and the Southwest Merger, the “Mergers”). During the third quarter of 2026, Prosperity incurred merger related expenses of $69.7 million, or $0.46(1) per diluted common share and an out of state tax settlement of $5.0 million, or $0.04(1) per diluted common share, partially offset by a gain of $927 thousand, or $0.01(1) per diluted common share as a result of the exchange and conversion of Visa Inc. (“Visa”) Class B-2 stock. Excluding the merger related expenses, net of tax, the tax settlement, and the net gain, net of tax, net income was $200.8(1) million and net income per diluted common share was $1.67(1) for the third quarter of 2026. The annualized return on third quarter average assets was 1.06%. Nonperforming assets remained low at 0.41% of third quarter average interest-earning assets.

“I am pleased to announce that the Board of Directors approved increasing the fourth quarter 2026 dividend to $0.64 per share from the $0.60 per share that was paid in the prior four quarters, an increase of 6.7%. The increase reflects the continued confidence the Board has in our company and our markets. The compound annual growth rate in dividends declared from 2003 to 2026 was 10.4%.

______________

(1)
Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

We continue to share our success with our shareholders through the payment of dividends and opportunistic stock repurchases, while also continuing to grow our capital,” said David Zalman, Prosperity’s Senior Chairman and Chief Executive Officer.

“We are extremely proud of this year’s growth and would like to highlight the following results. Prosperity had $54.1 billion in total assets at September 30, 2026, an increase of $15.8 billion or 41.1% compared with $38.3 billion at September 30, 2025. Loans were $32.1 billion at September 30, 2026, an increase of $10.0 billion or 45.5% compared with $22.0 billion at September 30, 2025, and deposits were $41.2 billion at September 30, 2026, an increase of $13.4 billion or 48.4% compared with $27.8 billion at September 30, 2025,” stated Zalman.

“These increases primarily reflect our three recent mergers. We are highlighting their magnitude because they demonstrate the expertise of our associates, who have extensive experience executing acquisitions and integrating the acquired institutions. Our greater scale strengthens our competitiveness, improves efficiency, and enables technology investments that would be difficult for a smaller bank,” continued Zalman.

“We remain focused on completing the operational integration of Texas Partners Bank and Stellar Bank and delivering the outcomes we believe are possible. We are extremely excited about our future as a larger bank, including the potential growth in earnings,” added Zalman.

“The Texas and Oklahoma economies continue to expand in late 2026 despite labor supply constraints and headwinds from inflation and energy prices. Texas has a growing population of 31.7 million and continues to attract people and businesses with its business-friendly state government and lack of a state income tax. Major construction projects across Texas include new data centers, factories producing various products from chips to new drugs, and SpaceX and Tesla projects. Both states remain attractive places to live and do business,” stated Zalman.

“I want to thank our customers, associates, directors and shareholders for their hard work, loyalty and support, which have been essential to our success. Our strong fundamentals and resolve position us to continue building this great bank,” concluded Zalman.

Results of Operations for the Three Months Ended September 30, 2026

For the three months ended September 30, 2026, net income was $141.5 million(2) or $1.18 per diluted common share compared with $137.6 million(3) or $1.45 per diluted common share for the same period in 2025. Net income and net income per diluted common share for the third quarter of 2026 were primarily impacted by an increase in net interest income due to the Mergers, partially offset by an increase in merger related expenses, an increase in noninterest expenses related to the Mergers and an increase in provision for income taxes due to an increase in nondeductible merger related expenses and an out of state tax settlement. The $5.0 million tax settlement resulted in a higher than normal effective tax rate of 24.4%. On a linked quarter basis, net income was $141.5 million(2) or $1.18 per diluted common share for the three months ended September 30, 2026, compared with $168.6 million(4) or $1.67 for the three months ended June 30, 2026. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended September 30, 2026, were 1.06%, 5.77% and 11.14%(1), respectively.

Excluding the merger related expenses, net of tax, the out of state tax settlement, and the gain on the Visa Class B-2 stock exchange, net of tax, net income was $200.8(1) million and earnings per diluted common share was $1.67(1) for the three months ended September 30, 2026, and annualized returns on average assets, average common equity and average tangible common equity were 1.50%(1), 8.19%(1) and 15.81%(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale, write-down or write-up of assets and securities) was 62.05%(1) for the three months ended September 30, 2026, and excluding merger related expenses, the efficiency ratio was 48.03%(1).

Net interest income before provision for credit losses was $443.0 million for the three months ended September 30, 2026, compared with $273.4 million for the same period in 2025, an increase of $169.5 million or 62.0%. The net interest margin on a tax equivalent basis was 3.73% for the three months ended September 30, 2026, compared with 3.24% for the same period in 2025. The changes to both measures were primarily due to the impact of the Mergers, the repricing of assets, and a decrease in the average balance and

______________

(2)
Includes purchase accounting adjustments of $13.1 million, net of tax, primarily comprised of loan discount accretion of $11.6 million, and merger related expenses of $69.7 million for the three months ended September 30, 2026.
(3)
Includes purchase accounting adjustments of $2.6 million, net of tax, primarily comprised of loan discount accretion of $2.9 million for the three months ended September 30, 2025.
(4)
Includes purchase accounting adjustments of $4.6 million, net of tax, primarily comprised of loan discount accretion of $4.0 million, and net gain on sale or write-up of securities of $8.2 million for the three months ended June 30, 2026.
(5)
Includes purchase accounting adjustments of $22.4 million, net of tax, primarily comprised of loan discount accretion of $19.4 million, merger related expenses of $113.0 million and net gain on sale or write-up of securities of $9.2 million for the nine months ended September 30, 2026.
(6)
Includes purchase accounting adjustments of $8.5 million, net of tax, primarily comprised of loan discount accretion of $9.3 million for the nine months ended September 30, 2025.

average rate on other borrowings. Net interest income before provision for credit losses increased $112.4 million or 34.0% to $443.0 million for the three months ended September 30, 2026, compared with $330.6 million for the three months ended June 30, 2026. The net interest margin on a tax equivalent basis was 3.73% for the three months ended September 30, 2026, compared with 3.47% for the three months ended June 30, 2026. The increases in both measures were primarily due to the Mergers.

Noninterest income was $52.7 million for the three months ended September 30, 2026, compared with $41.2 million for the same period in 2025, an increase of $11.5 million or 27.8%. The change was primarily due to the Mergers, partially offset by a net loss on the sale and write-down of assets. Noninterest income was $52.7 million for the three months ended September 30, 2026, compared with $60.7 million for the three months ended June 30, 2026, a decrease of $8.0 million or 13.2%. The change was primarily due to lower net gain on sale or write-up of securities and an increase in net loss on sale or write-down of assets.

Noninterest expense was $308.6 million for the three months ended September 30, 2026, compared with $138.6 million for the same period in 2025, an increase of $170.0 million. The change was primarily due to increases in merger related expenses, salaries and benefits and additional expenses related to the Mergers. Noninterest expense was $308.6 million for the three months ended September 30, 2026, compared with $176.2 million for the three months ended June 30, 2026, an increase of $132.4 million, which was primarily due to an increase in merger related expenses and an increase in additional expenses related to three months of Stellar operations.

Results of Operations for the Nine Months Ended September 30, 2026

For the nine months ended September 30, 2026, net income was $426.3 million(5) compared with $402.9 million(6) for the same period in 2025, an increase of $23.4 million or 5.8%. Net income per diluted common share was $3.99 for the nine months ended September 30, 2026, compared with $4.23 for the same period in 2025. Net income and net income per diluted common share for the nine months ended September 30, 2026, were impacted by the Mergers, merger related expenses of $113.0 million, a gain on the Visa Class B-2 stock exchange net of investment securities sales of $9.2 million and an increase in provision for income taxes due to an increase in nondeductible merger related expenses and an out of state tax settlement. Returns on average assets, average common equity and average tangible common equity for the nine months ended September 30, 2026, were 1.22%, 6.49% and 12.33%(1), respectively.

Excluding the merger related expenses, net of tax, the out of state tax settlement, and gain on the Visa Class B-2 stock exchange net of investment securities sales, net of tax, net income was $513.3(1) million and earnings per diluted common share was $4.81(1) for the nine months ended September 30, 2026, and annualized returns on average assets, average common equity and average tangible common equity were 1.47%(1), 7.82(1) and 14.84(1), respectively. Prosperity’s efficiency ratio (excluding net gains and losses on the sale or write-down of assets and securities) was 56.27%(1) for the nine months ended September 30, 2026; and excluding merger related expenses, the efficiency ratio was 47.21%(1).

Net interest income before provision for credit losses for the nine months ended September 30, 2026, was $1.095 billion compared with $806.5 million for the same period in 2025, an increase of $288.1 million or 35.7%. The net interest margin on a tax equivalent basis for the nine months ended September 30, 2026, was 3.58% compared with 3.19% for the same period in 2025. The changes to both measures were primarily due to the repricing of assets, the impact of the Mergers and a decrease in the average balance and average rate on other borrowings.

Noninterest income was $159.9 million for the nine months ended September 30, 2026, compared with $125.5 million for the same period in 2025, an increase of $34.4 million or 27.4%, primarily due to the Mergers and a gain on Visa Class B-2 stock exchange net of investment securities sales of $9.2 million.

Noninterest expense was $702.1 million for the nine months ended September 30, 2026, compared with $417.5 million for the same period in 2025, an increase of $284.6 million, primarily due to an increase in merger related expenses of $113.0 million, an increase in salaries and benefits and an increase in additional expenses related to nine months of American operations, eight months of Southwest operations and three months of Stellar operations.

Balance Sheet Information

Prosperity had $54.101 billion in total assets at September 30, 2026, an increase of $15.771 billion or 41.1%, compared with $38.330 billion at September 30, 2025, primarily due to the Mergers. Linked quarter total assets increased by $10.229 billion or 23.3% compared with $43.873 billion at June 30, 2026, primarily due to the Stellar Merger.

Loans were $32.060 billion at September 30, 2026, an increase of $10.033 billion or 45.5% from $22.028 billion at September 30, 2025, primarily due to the Mergers. Linked quarter loans increased $7.032 billion or 28.1% from $25.028 billion at June 30, 2026, primarily due to the Stellar Merger. Loans, excluding Warehouse Purchase Program loans, were $30.929 billion at September 30,

2026, compared with $20.750 billion at September 30, 2025, an increase of $10.179 billion or 49.1%, and compared with $23.738 billion at June 30, 2026, an increase of $7.191 billion or 30.3%.

Deposits were $41.231 billion at September 30, 2026, an increase of $13.449 billion or 48.4% from $27.782 billion at September 30, 2025, primarily due to the Mergers. Linked quarter deposits increased $8.631 billion or 26.5% from $32.600 billion at June 30, 2026, primarily due to the Stellar Merger.

Asset Quality

Nonperforming assets totaled $193.9 million or 0.41% of quarterly average interest-earning assets at September 30, 2026, compared with $119.6 million or 0.36% of quarterly average interest-earning assets at September 30, 2025 and $130.6 million or 0.34% of quarterly average interest-earning assets at June 30, 2026. The amounts at September 30, 2026 and June 30, 2026 were impacted by nonperforming assets acquired in the Mergers.

The allowance for credit losses on loans and off-balance sheet credit exposures was $629.6 million at September 30, 2026, compared with $377.3 million at September 30, 2025, and $420.5 million at June 30, 2026. There was no provision for credit losses for the three months and nine months ended September 30, 2026 and 2025.

The allowance for credit losses on loans was $592.0 million or 1.85% of total loans at September 30, 2026, compared with $339.6 million or 1.54% of total loans at September 30, 2025, and $382.8 million or 1.53% of total loans at June 30, 2026. The allowance for credit losses on loans increased during the nine months ended September 30, 2026 due to the Mergers, of which $47.5 million was attributable to the American Merger, $45.1 million was attributable to the Southwest Merger, and $213.5 million was attributable to the Stellar Merger. Excluding Warehouse Purchase Program loans, the allowance for credit losses on loans to total loans was 1.91%(1) at September 30, 2026, compared with 1.64%(1) at September 30, 2025, and 1.61%(1) at June 30, 2026.

Net charge-offs were $4.4 million for the three months ended September 30, 2026, compared with net charge-offs of $6.5 million for the three months ended September 30, 2025, and $2.2 million for the three months ended June 30, 2026. Net charge-offs for the three months ended September 30, 2026, included $1.7 million related to resolved purchased credit deteriorated (“PCD”) loans, which had specific reserves that were allocated to the charge-offs. Additionally, due to the Stellar Merger, reserves increased by Day One accounting for PCD loans of $146.1 million and Day One accounting for purchased seasoned loans (“PSLs”) of $67.4 million. For the three months ended September 30, 2026, $7.6 million of reserves on resolved PCD loans without any related charge-offs were released to the general reserve.

Net charge-offs were $47.9 million for the nine months ended September 30, 2026, compared with net charge-offs of $12.2 million for the nine months ended September 30, 2025. Net charge-offs for the nine months ended September 30, 2026, included a $37.7 million increase in net charge-offs for commercial and industrial loans. Additionally, due to the Mergers, reserves increased by Day One accounting for PCD loans of $199.5 million and Day One accounting for PSLs of $106.7 million. Further, $20.1 million of reserves on resolved PCD loans without any related charge-offs were released to the general reserve.

Visa Class B-2 Stock Exchange

During 2026, Prosperity tendered all of its shares of Visa Class B-2 common stock in exchange for a combination of Visa Class B-3 common stock and Visa Class C common stock, pursuant to the terms and subject to the conditions of Visa’s public exchange offer, which expired on May 8, 2026. During the nine months ended September 30, 2026, Prosperity recorded a gain of $13.2 million based on the conversion privilege of the Class C common stock, the closing price of Visa Class A common stock and the subsequent sale. In the exchange, Prosperity received 24,246 shares of Class B-3 stock, recorded at zero cost basis, and 9,137 shares of Class C common stock and has subsequently sold all shares of Class C stock.

Dividend

Prosperity Bancshares declared a fourth quarter 2026 cash dividend of $0.64 per share to be paid on January 4, 2027, to all shareholders of record as of December 15, 2026, an increase of $0.04 per share, or 6.67%, from the prior quarter.

Stock Repurchase Program

On January 26, 2026, Prosperity Bancshares announced a stock repurchase program under which up to 5%, or approximately 4.87 million shares, of its outstanding common stock may be acquired over a one-year period expiring on January 26, 2027, at the discretion of management. Under its 2026 stock repurchase program, Prosperity Bancshares repurchased approximately 457 thousand shares of its common stock at an average weighted price of $69.62 per share for a total of $31.8 million during the three months ended

September 30, 2026, and approximately 1.5 million shares of its common stock at an average weighted price of $68.63 per share for a total of $102.6 million during the nine months ended September 30, 2026.

Acquisition of Stellar Bancorp, Inc.

On July 1, 2026, Prosperity Bancshares completed the acquisition of Stellar and its wholly owned subsidiary Stellar Bank, headquartered in Houston, Texas. Stellar Bank operated 52 banking offices including its main office in Houston and banking offices in the Houston, Beaumont and East Texas areas and in Dallas, Texas. As of June 30, 2026, Stellar, on a consolidated basis, reported total assets of $10.413 billion, total loans of $7.510 billion and total deposits of $8.716 billion.

Pursuant to the terms of the definitive agreement, Prosperity Bancshares issued 19,371,499 shares of its common stock and paid approximately $578.66 million in cash for all outstanding shares of Stellar common stock. This resulted in goodwill of $898.2 million as of September 30, 2026, which does not include all the subsequent fair value adjustments that have not yet been finalized. Additionally, Prosperity recognized $184.0 million of core deposit intangibles as of September 30, 2026.

Acquisition of Southwest Bancshares, Inc.

On February 1, 2026, Prosperity completed the acquisition of Southwest and its wholly owned subsidiary Texas Partners, headquartered in San Antonio, Texas. Texas Partners operated 11 banking offices in Central Texas including its main office in San Antonio, and banking offices in the San Antonio area, Austin and the Hill Country.

Pursuant to the terms of the definitive agreement, Prosperity Bancshares issued 4,094,974 shares of its common stock for all outstanding shares of Southwest common stock. This resulted in goodwill of $141.5 million as of September 30, 2026, which does not include all the subsequent fair value adjustments that have not yet been finalized. Additionally, Prosperity recognized $33.8 million of core deposit intangibles as of September 30, 2026.

Acquisition of American Bank Holding Corporation

On January 1, 2026, Prosperity completed the acquisition of American and its wholly owned subsidiary American Bank, headquartered in Corpus Christi, Texas. American Bank operated 18 banking offices and two loan production offices in South and Central Texas including its main office in Corpus Christi, and banking offices in San Antonio, Austin, Victoria and the greater Corpus Christi area including Port Aransas and Rockport and a loan production office in Houston, Texas.

Pursuant to the terms of the definitive agreement, Prosperity Bancshares issued 4,439,938 shares of its common stock for all outstanding shares of American common stock. This resulted in goodwill of $185.7 million as of September 30, 2026, which does not include all the subsequent fair value adjustments that have not yet been finalized. Additionally, Prosperity recognized $31.1 million of core deposit intangibles as of September 30, 2026. During the third quarter of 2026, Prosperity completed the operational integration of American Bank.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, October 28, 2026, at 11:30 a.m. Eastern Time (10:30 a.m. Central Time) to discuss Prosperity’s third quarter 2026 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383 for domestic participants, or 412-902-6506 for international participants. The participant elite entry number is 0372441.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed from Prosperity’s Investor Relations page by selecting “Presentations, Webcasts & Calls” from the menu and following the instructions.

Non-GAAP Financial Measures

Prosperity’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, for internal planning and forecasting purposes, Prosperity reviews each of diluted earnings per share, return on average assets, return on average common equity, and return on average tangible common equity, in each case excluding merger related expenses, net of tax, FDIC special assessment, net of tax, net gain on the sale or write-up of securities, net of tax, and the out of state tax settlement; return on average tangible common equity; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program loans; the efficiency ratio, excluding net gains and losses on the sale and securities, write-down or write-up of assets; and the efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities, merger related expenses, and FDIC special assessment. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and their presentation, together with the accompanying reconciliations, provide a more complete understanding of factors and trends affecting Prosperity’s business and allow investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP financial measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP financial measures should not be considered a substitute for, nor of greater importance than, GAAP basis financial measures and results; Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc. ®

As of September 30, 2026, Prosperity Bancshares, Inc.® is a $54.101 billion Houston, Texas based regional financial holding company providing personal banking services and investments to consumers and businesses throughout Texas and Oklahoma. Founded in 1983, Prosperity believes in a community banking philosophy, taking care of customers, businesses and communities in the areas it serves by providing financial solutions to simplify everyday financial needs. In addition to offering traditional deposit and loan products, Prosperity offers digital banking solutions, credit and debit cards, mortgage services, retail brokerage services, trust and wealth management, and treasury management.

Prosperity currently operates 352 full-service banking locations: 62 in the Houston area, including The Woodlands; 40 in the South Texas area including Corpus Christi and Victoria; 60 in the Dallas/Fort Worth area; 20 in the East Texas area; 26 in the Central Texas area including Austin; 7 in the San Antonio area; 45 in the West Texas area including Lubbock, Midland, Odessa, Abilene; Amarillo and Wichita Falls; 15 in the Bryan/College Station area, 6 in the Central Oklahoma area; 8 in the Tulsa, Oklahoma area; 11 in the Central Texas area and San Antonio area doing business as Texas Partners Bank; and 52 in the Houston and Dallas areas doing business as Stellar Bank.

Cautionary Notes on Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. From time to time, oral or written forward-looking statements may also be included in other information released to the public. Such forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries. These forward-looking statements may include information about Prosperity’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for credit losses, provision for taxes, effective tax rate, earnings per share and cash flows and Prosperity’s future capital expenditures and dividends, future financial condition and changes therein, including changes in Prosperity’s loan portfolio and allowance for credit losses, changes in deposits, borrowings and the investment securities portfolio, future capital structure or changes therein, as well as the plans and objectives of management for Prosperity’s future operations, future or proposed acquisitions, the future or expected effect of acquisitions on Prosperity’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits of any proposed transactions, and statements about the assumptions underlying any such statement. These forward‑looking statements are not guarantees of future performance and are based on expectations and assumptions Prosperity currently believes to be valid. Because forward-looking statements relate to future results and occurrences, many of which are outside of Prosperity’s control, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. These risks and uncertainties include, but are not limited to, whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); the possibility that the anticipated benefits of an acquisition transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of two companies or as a result of the strength of the economy and competitive factors generally; a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; changes in trade policies by the United States or other countries, such as tariffs or retaliatory tariffs; and the effect, impact, potential duration or other implications of weather and climate-related events. Prosperity disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2025, and other reports and statements Prosperity has filed with the Securities and Exchange Commission (“SEC”). Copies of the SEC filings for Prosperity may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Balance Sheet Data (at period end)
Loans held for sale	$8,402	$18,656	$21,925	$14,155	$11,297
Loans held for investment	30,920,119	23,719,186	23,832,909	20,486,415	20,738,294
Loans held for investment - Warehouse Purchase Program	1,131,888	1,290,156	1,433,152	1,304,798	1,278,178
Total loans	32,060,409	25,027,998	25,287,986	21,805,368	22,027,769

Investment securities(A)	13,633,525	12,339,080	11,951,591	10,613,425	10,232,462
Federal funds sold	265	194	209	217	210
Allowance for credit losses on loans	(591,951)	(382,841)	(383,840)	(333,742)	(339,626)
Cash and due from banks	2,362,504	1,683,062	1,547,967	1,747,511	1,766,115
Goodwill	4,728,597	3,823,920	3,822,283	3,503,127	3,503,127
Core deposit intangibles, net	276,974	105,582	111,243	51,605	55,194
Other real estate owned	22,784	11,296	13,257	13,296	13,750
Fixed assets, net	516,175	428,478	429,775	383,449	378,776
Other assets	1,091,793	835,742	838,712	679,169	692,692
Total assets	$54,101,075	$43,872,511	$43,619,183	$38,463,425	$38,330,469

Noninterest-bearing deposits	$13,840,814	$10,739,937	$10,580,920	$9,467,911	$9,522,028
Interest-bearing deposits	27,389,839	21,859,750	22,051,836	19,014,573	18,260,066
Total deposits	41,230,653	32,599,687	32,632,756	28,482,484	27,782,094
Other borrowings	2,400,000	2,400,000	2,200,000	1,950,000	2,400,000
Securities sold under repurchase agreements	204,761	199,576	176,099	201,216	185,797
Subordinated notes and junior subordinated debentures	72,341	70,000	76,186	—	—
Allowance for credit losses on off-balance sheet credit exposures	37,646	37,646	37,646	37,646	37,646
Other liabilities	396,139	260,343	288,645	175,939	259,994
Total liabilities	44,341,540	35,567,252	35,411,332	30,847,285	30,665,531
Shareholders' equity(B)	9,759,535	8,305,259	8,207,851	7,616,140	7,664,938
Total liabilities and equity	$54,101,075	$43,872,511	$43,619,183	$38,463,425	$38,330,469

(A) Includes ($3,174), ($319), $44, ($375) and ($1,987) in unrealized losses on available for sale securities for the quarterly periods ended September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025, and September 30, 2025, respectively.

(B) Includes ($2,491), ($251), $35, ($296) and ($1,570) in after-tax unrealized losses on available for sale securities for the quarterly periods ended September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025, and September 30, 2025, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended					Year-to-Date
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Income Statement Data
Interest income:
Loans	$495,564	$369,574	$361,756	$321,516	$329,445	$1,226,894	$973,958
Securities(C)	98,374	81,200	70,531	56,767	58,207	250,105	173,929
Federal funds sold and other earning assets	13,389	8,719	9,488	8,364	10,455	31,596	35,789
Total interest income	607,327	459,493	441,775	386,647	398,107	1,508,595	1,183,676

Interest expense:
Deposits	144,414	107,084	104,237	94,625	95,965	355,735	285,352
Other borrowings	17,914	20,094	14,783	16,028	27,613	52,791	88,206
Securities sold under repurchase agreements	1,080	1,019	902	1,041	1,094	3,001	3,579
Subordinated notes and junior subordinated debentures	939	746	703	—	—	2,388	—
Total interest expense	164,347	128,943	120,625	111,694	124,672	413,915	377,137
Net interest income	442,980	330,550	321,150	274,953	273,435	1,094,680	806,539
Provision for credit losses	—	—	—	—	—	—	—
Net interest income after provision for credit losses	442,980	330,550	321,150	274,953	273,435	1,094,680	806,539

Noninterest income:
Nonsufficient funds (NSF) fees	11,839	11,349	10,867	9,715	9,805	34,055	27,837
Credit card, debit card and ATM card income	11,173	10,303	9,483	9,462	9,446	30,959	27,946
Service charges on deposit accounts	10,728	9,235	8,680	7,618	7,317	28,643	22,370
Trust income	5,274	4,943	4,922	3,662	3,526	15,139	10,986
Mortgage income	989	1,363	1,280	954	931	3,632	2,905
Brokerage income	1,673	1,478	1,568	1,570	1,328	4,719	3,815
Bank owned life insurance income	3,258	2,476	2,598	2,117	2,111	8,332	6,211
Net (loss) gain on sale or write-down of assets	(2,578)	(42)	318	35	3	(2,302)	1,182
Net gain on sale or write-up of securities	927	8,235	—	—	—	9,162	—
Other noninterest income	9,437	11,365	6,758	7,647	6,771	27,560	22,269
Total noninterest income	52,720	60,705	46,474	42,780	41,238	159,899	125,521

Noninterest expense:
Salaries and benefits	145,599	110,965	109,211	88,384	87,949	365,775	264,721
Net occupancy and equipment	14,577	10,685	10,654	9,379	9,395	35,916	27,709
Credit and debit card, data processing and software amortization	23,992	16,121	18,114	12,621	12,515	58,227	35,993
Regulatory assessments and FDIC insurance	7,456	5,287	6,041	1,600	5,198	18,784	16,495
Core deposit intangibles amortization	12,601	5,661	5,259	3,588	3,602	23,521	10,853
Depreciation	6,992	5,795	5,548	5,155	4,966	18,335	14,519
Communications	4,835	4,271	3,834	3,528	3,480	12,940	10,460
Other real estate expense	583	350	341	219	314	1,274	658
Net loss (gain) on sale or write-down of other real estate	147	(41)	(41)	109	(81)	65	(333)
Merger related expenses	69,744	755	42,516	268	62	113,015	62
Other noninterest expense	22,087	16,327	15,810	13,861	11,235	54,224	36,364
Total noninterest expense	308,613	176,176	217,287	138,712	138,635	702,076	417,501
Income before income taxes	187,087	215,079	150,337	179,021	176,038	552,503	514,559
Provision for income taxes	45,625	46,496	34,070	39,114	38,482	126,191	111,623
Net income available to common shareholders	$141,462	$168,583	$116,267	$139,907	$137,556	$426,312	$402,936

(C) Interest income on securities was reduced by net premium amortization of $933, $3,790, $3,829, $4,668, and $2,877 for the three months ended September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025, and September 30, 2025, respectively, and $8,552 and $12,830 for the nine months ended September 30, 2026, and 2025, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended					Year-to-Date
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025

Profitability
Net income (D) (E)	$141,462	$168,583	$116,267	$139,907	$137,556	$426,312	$402,936

Basic earnings per share	$1.18	$1.67	$1.16	$1.49	$1.45	$3.99	$4.23
Diluted earnings per share	$1.18	$1.67	$1.16	$1.49	$1.45	$3.99	$4.23

Return on average assets (F) (J)	1.06%	1.55%	1.10%	1.49%	1.44%	1.22%	1.40%
Return on average common equity (F) (J)	5.77%	8.14%	5.70%	7.30%	7.18%	6.49%	7.08%
Return on average tangible common equity (F) (G) (J)	11.14%	15.48%	10.59%	13.61%	13.43%	12.33%	13.36%
Tax equivalent net interest margin (D) (E) (H)	3.73%	3.47%	3.51%	3.30%	3.24%	3.58%	3.19%
Efficiency ratio (G) (I) (K)	62.05%	45.99%	59.16%	43.66%	44.06%	56.27%	44.85%

Liquidity and Capital Ratios
Equity to assets	18.04%	18.93%	18.82%	19.80%	20.00%	18.04%	20.00%
Common equity tier 1 capital	13.46%	15.94%	15.45%	17.55%	17.53%	13.46%	17.53%
Tier 1 risk-based capital	13.46%	15.94%	15.45%	17.55%	17.53%	13.46%	17.53%
Total risk-based capital	14.80%	17.38%	16.63%	18.80%	18.78%	14.80%	18.78%
Tier 1 leverage capital	9.85%	11.12%	11.22%	11.93%	11.90%	9.85%	11.90%
Period end tangible equity to period end tangible assets (G)	9.68%	10.96%	10.77%	11.63%	11.81%	9.68%	11.81%

Other Data
Weighted-average shares used in computing earnings per common share
Basic	119,899	100,783	99,825	94,044	95,093	106,909	95,211
Diluted	119,899	100,783	99,825	94,044	95,093	106,909	95,211
Period end shares outstanding	119,713	100,646	100,835	93,058	94,993	119,713	94,993
Cash dividends paid per common share	$0.60	$0.60	$0.60	$0.60	$0.58	$1.80	$1.74
Book value per common share	$81.52	$82.52	$81.40	$81.84	$80.69	$81.52	$80.69
Tangible book value per common share (G)	$39.71	$43.48	$42.39	$43.64	$43.23	$39.71	$43.23

Common Stock Market Price
High	$75.87	$74.37	$77.20	$73.90	$75.44	$77.20	$82.75
Low	$65.88	$65.90	$63.20	$61.07	$64.27	$63.20	$61.57
Period end closing price	$66.21	$73.03	$67.18	$69.11	$66.35	$66.21	$66.35
Employees – FTE (excluding overtime)	5,103	4,324	4,429	3,941	3,937	5,103	3,937
Number of banking centers	352	311	312	283	283	352	283

(D) Includes purchase accounting adjustments for the periods presented as follows:

	Three Months Ended					Year-to-Date
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Loan discount accretion
Purchased seasoned loans (“PSLs”)	$4,997	$3,104	$2,562	$2,926	$2,242	$10,663	$7,343
PCD	$6,636	$901	$1,186	$205	$613	$8,723	$1,928
Securities net accretion	$2,306	$1,462	$1,573	$342	$1,475	$5,341	$1,509
Time deposits amortization	$(2,599)	$(357)	$(699)	$(1)	$(1)	$(3,655)	$(12)

(E) Using effective tax rate of 24.4%, 21.6%, 22.7%, 21.8% and 21.9% for the three months ended September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025 and September 30, 2025, respectively, and 22.8% and 21.7% for the nine months ended September 30, 2026, and 2025, respectively.

(F) Interim periods annualized.

(G) Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(H) Net interest margin for all periods presented is based on average balances on an actual 365-day basis.

(I) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale, write-down or write-up of assets and securities. Additionally, taxes are not part of this calculation.

(J) For calculations of the annualized returns on average assets, average common equity and average tangible common equity excluding merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

(K) For calculations of the efficiency ratio excluding merger related expenses and FDIC special assessment refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures to the nearest respective GAAP financial measures.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Sep 30, 2026				Jun 30, 2026				Sep 30, 2025
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(L)
Interest-earning assets:
Loans held for sale	$12,430	$153	4.88%		$17,858	$281	6.31%		$8,371	$140	6.64%
Loans held for investment	31,116,337	477,746	6.09%		23,750,036	350,967	5.93%		20,851,896	309,949	5.90%
Loans held for investment - Warehouse Purchase Program	1,229,203	17,665	5.70%		1,316,645	18,326	5.58%		1,217,579	19,356	6.31%
Total loans	32,357,970	495,564	6.08%		25,084,539	369,574	5.91%		22,077,846	329,445	5.92%
Investment securities	13,367,427	98,374	2.92%	(M)	12,258,188	81,200	2.66%	(M)	10,530,807	58,207	2.19%	(M)
Federal funds sold and other earning assets	1,494,076	13,389	3.56%		969,502	8,719	3.61%		934,318	10,455	4.44%
Total interest-earning assets	47,219,473	607,327	5.10%		38,312,229	459,493	4.81%		33,542,971	398,107	4.71%
Allowance for credit losses on loans	(382,299)				(383,281)				(343,872)
Noninterest-earning assets	6,700,502				5,508,187				4,930,764
Total assets	$53,537,676				$43,437,135				$38,129,863

Interest-bearing liabilities:
Interest-bearing demand deposits	$7,985,346	$28,277	1.40%		$6,135,720	$15,093	0.99%		$4,656,452	$8,951	0.76%
Savings and money market deposits	13,589,170	70,673	2.06%		10,928,333	53,661	1.97%		8,977,585	46,934	2.07%
Certificates and other time deposits	5,810,493	45,464	3.10%		4,787,401	38,330	3.21%		4,422,996	40,080	3.60%
Other borrowings	1,904,348	17,914	3.73%		2,174,506	20,094	3.71%		2,480,435	27,613	4.42%
Securities sold under repurchase agreements	204,939	1,080	2.09%		194,250	1,019	2.10%		187,462	1,094	2.32%
Subordinated notes and junior subordinated debentures	81,341	939	4.58%		70,408	746	4.25%		—	—	—
Total interest-bearing liabilities	29,575,637	164,347	2.20%	(N)	24,290,618	128,943	2.13%	(N)	20,724,930	124,672	2.39%	(N)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	13,778,100				10,561,142				9,451,153
Allowance for credit losses on off-balance sheet credit exposures	37,646				37,646				37,646
Other liabilities	345,185				259,201				258,156
Total liabilities	43,736,568				35,148,607				30,471,885
Shareholders' equity	9,801,108				8,288,528				7,657,978
Total liabilities and shareholders' equity	$53,537,676				$43,437,135				$38,129,863

Net interest income and margin		$442,980	3.72%			$330,550	3.46%			$273,435	3.23%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		1,167				580				807
Net interest income and margin (tax equivalent basis)		$444,147	3.73%			$331,130	3.47%			$274,242	3.24%

(L) Annualized and based on an actual 365-day basis.

(M) Yield on securities was impacted by net premium amortization of $933, $3,790, and $2,877 for the three months ended September 30, 2026, June 30, 2026, and September 30, 2025, respectively.

(N) Total cost of funds, including noninterest bearing deposits, was 1.50%, 1.48%, and 1.64% for the three months ended September 30, 2026, June 30, 2026, and September 30, 2025, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Year-to-Date
	Sep 30, 2026				Sep 30, 2025
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(O)
Interest-earning assets:
Loans held for sale	$15,350	$672	5.85%		$8,588	$433	6.74%
Loans held for investment	26,140,234	1,173,309	6.00%		20,905,781	921,688	5.89%
Loans held for investment - Warehouse Purchase Program	1,251,301	52,913	5.65%		1,092,241	51,837	6.35%
Total loans	27,406,885	1,226,894	5.99%		22,006,610	973,958	5.92%
Investment securities	12,372,077	250,105	2.70%	(P)	10,803,572	173,929	2.15%	(P)
Federal funds sold and other earning assets	1,163,922	31,596	3.63%		1,071,293	35,789	4.47%
Total interest-earning assets	40,942,884	1,508,595	4.93%		33,881,475	1,183,676	4.67%
Allowance for credit losses on loans	(366,422)				(347,607)
Noninterest-earning assets	5,862,157				4,955,209
Total assets	$46,438,619				$38,489,077

Interest-bearing liabilities:
Interest-bearing demand deposits	$6,801,192	$57,363	1.13%		$4,894,289	$26,829	0.73%
Savings and money market deposits	11,711,777	175,053	2.00%		8,976,481	138,375	2.06%
Certificates and other time deposits	5,146,332	123,319	3.20%		4,405,329	120,148	3.65%
Other borrowings	1,900,842	52,791	3.71%		2,657,143	88,206	4.44%
Securities sold under repurchase agreements	192,403	3,001	2.09%		199,883	3,579	2.39%
Subordinated notes and junior subordinated debentures	71,872	2,388	4.44%		—	—	—
Total interest-bearing liabilities	25,824,418	413,915	2.14%	(Q)	21,133,125	377,137	2.39%	(Q)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	11,546,649				9,487,984
Allowance for credit losses on off-balance sheet credit exposures	37,786				37,646
Other liabilities	272,509				246,408
Total liabilities	37,681,362				30,905,163
Shareholders' equity	8,757,257				7,583,914
Total liabilities and shareholders' equity	$46,438,619				$38,489,077

Net interest income and margin		$1,094,680	3.57%			$806,539	3.18%
Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		2,323				1,671
Net interest income and margin (tax equivalent basis)		$1,097,003	3.58%			$808,210	3.19%

(O) Based on an actual 365-day basis.

(P) Yield on securities was impacted by net premium amortization of $8,552 and $12,830 for the nine months ended September 30, 2026, and 2025, respectively.

(Q) Total cost of funds, including noninterest bearing deposits, was 1.48% and 1.65% for the nine months ended September 30, 2026, and 2025, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
YIELD TREND (R)

Interest-Earning Assets:
Loans held for sale	4.88%	6.31%	6.11%	6.27%	6.64%
Loans held for investment	6.09%	5.93%	5.95%	5.83%	5.90%
Loans held for investment - Warehouse Purchase Program	5.70%	5.58%	5.68%	5.89%	6.31%
Total loans	6.08%	5.91%	5.94%	5.83%	5.92%
Investment securities (S)	2.92%	2.66%	2.49%	2.17%	2.19%
Federal funds sold and other earning assets	3.56%	3.61%	3.75%	3.99%	4.44%
Total interest-earning assets	5.10%	4.81%	4.82%	4.64%	4.71%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	1.40%	0.99%	0.91%	0.75%	0.76%
Savings and money market deposits	2.06%	1.97%	1.94%	1.96%	2.07%
Certificates and other time deposits	3.10%	3.21%	3.32%	3.58%	3.60%
Other borrowings	3.73%	3.71%	3.70%	3.99%	4.42%
Securities sold under repurchase agreements	2.09%	2.10%	2.06%	2.23%	2.32%
Subordinated notes and junior subordinated debentures	4.58%	4.25%	4.48%	—	—
Total interest-bearing liabilities	2.20%	2.13%	2.08%	2.20%	2.39%

Net Interest Margin	3.72%	3.46%	3.50%	3.30%	3.23%
Net Interest Margin (tax equivalent)	3.73%	3.47%	3.51%	3.30%	3.24%

(R) Annualized and based on average balances on an actual 365-day basis.

(S) Yield on securities was impacted by net premium amortization of $933, $3,790, $3,829, $4,668, and $2,877 for the three months ended September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025, and September 30, 2025, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Balance Sheet Averages
Loans held for sale	$12,430	$17,858	$15,800	$11,077	$8,371
Loans held for investment	31,116,337	23,750,036	23,469,020	20,603,235	20,851,896
Loans held for investment - Warehouse Purchase Program	1,229,203	1,316,645	1,207,793	1,258,036	1,217,579
Total loans	32,357,970	25,084,539	24,692,613	21,872,348	22,077,846

Investment securities	13,367,427	12,258,188	11,469,762	10,378,696	10,530,807
Federal funds sold and other earning assets	1,494,076	969,502	1,026,015	830,926	934,318
Total interest-earning assets	47,219,473	38,312,229	37,188,390	33,081,970	33,542,971
Allowance for credit losses on loans	(382,299)	(383,281)	(330,133)	(337,892)	(343,872)
Cash and due from banks	350,030	315,132	391,668	311,541	291,809
Goodwill	4,618,369	3,822,507	3,718,640	3,503,127	3,503,127
Core deposit intangibles, net	102,794	108,589	50,089	53,553	56,956
Other real estate	25,244	13,278	14,690	14,004	11,533
Fixed assets, net	509,065	430,575	423,530	380,254	377,680
Other assets	1,095,000	818,106	762,734	659,371	689,659
Total assets	$53,537,676	$43,437,135	$42,219,608	$37,665,928	$38,129,863

Noninterest-bearing deposits	$13,778,100	$10,561,142	$10,260,022	$9,543,581	$9,451,153
Interest-bearing demand deposits	7,985,346	6,135,720	6,266,423	4,812,342	4,656,452
Savings and money market deposits	13,589,170	10,928,333	10,583,184	9,054,281	8,977,585
Certificates and other time deposits	5,810,493	4,787,401	4,830,369	4,519,742	4,422,996
Total deposits	41,163,109	32,412,596	31,939,998	27,929,946	27,508,186
Other borrowings	1,904,348	2,174,506	1,620,556	1,595,652	2,480,435
Securities sold under repurchase agreements	204,939	194,250	177,719	185,289	187,462
Subordinated notes and junior subordinated debentures	81,341	70,408	63,673	—	—
Allowance for credit losses on off-balance sheet credit exposures	37,646	37,646	38,070	37,646	37,646
Other liabilities	345,185	259,201	218,810	248,593	258,156
Shareholders' equity	9,801,108	8,288,528	8,160,782	7,668,802	7,657,978
Total liabilities and equity	$53,537,676	$43,437,135	$42,219,608	$37,665,928	$38,129,863

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Sep 30, 2026		Jun 30, 2026		Mar 31, 2026		Dec 31, 2025		Sep 30, 2025
Period End Balances

Loan Portfolio
Commercial and industrial	$4,159,677	13.0%	$2,805,904	11.2%	$2,759,190	10.9%	$1,864,337	8.6%	$1,879,282	8.5%
Warehouse purchase program	1,131,888	3.5%	1,290,156	5.1%	1,433,152	5.7%	1,304,798	6.0%	1,278,178	5.8%
Construction, land development and other land loans	4,251,633	13.3%	3,143,607	12.6%	3,253,389	12.9%	2,741,455	12.6%	2,865,279	13.0%
1-4 family residential	8,845,384	27.6%	7,777,079	31.1%	7,876,021	31.1%	7,430,929	34.1%	7,461,900	33.9%
Home equity	776,566	2.4%	827,696	3.3%	846,739	3.3%	843,708	3.8%	848,740	3.9%
Commercial real estate (includes multi-family residential)	10,700,208	33.4%	7,220,978	28.9%	7,126,212	28.2%	5,776,397	26.5%	5,796,937	26.3%
Agriculture (includes farmland)	1,133,443	3.5%	1,066,122	4.3%	1,064,540	4.2%	1,027,904	4.7%	1,019,589	4.6%
Consumer and other	455,087	1.4%	412,268	1.6%	406,680	1.6%	376,241	1.7%	366,027	1.7%
Energy	606,523	1.9%	484,188	1.9%	522,063	2.1%	439,599	2.0%	511,837	2.3%
Total loans	$32,060,409		$25,027,998		$25,287,986		$21,805,368		$22,027,769

Deposit Types
Noninterest-bearing DDA	$13,840,814	33.6%	$10,739,937	32.9%	$10,580,920	32.4%	$9,467,911	33.2%	$9,522,028	34.3%
Interest-bearing DDA	8,110,958	19.7%	6,133,954	18.8%	6,345,797	19.5%	5,365,795	18.8%	4,766,146	17.2%
Money market	10,612,648	25.7%	8,248,194	25.3%	8,163,557	25.0%	6,538,213	23.0%	6,402,591	23.0%
Savings	2,887,489	7.0%	2,700,522	8.3%	2,743,732	8.4%	2,592,873	9.1%	2,616,196	9.4%
Certificates and other time deposits	5,778,744	14.0%	4,777,080	14.7%	4,798,750	14.7%	4,517,692	15.9%	4,475,133	16.1%
Total deposits	$41,230,653		$32,599,687		$32,632,756		$28,482,484		$27,782,094

Loan to Deposit Ratio	77.8%		76.8%		77.5%		76.6%		79.3%

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

Construction Loans

	Sep 30, 2026		Jun 30, 2026		Mar 31, 2026		Dec 31, 2025		Sep 30, 2025

Single family residential construction	$870,105	20.4%	$689,081	21.9%	$690,393	21.2%	$613,288	22.4%	$665,194	23.2%
Land development	403,706	9.5%	359,067	11.4%	407,811	12.5%	252,650	9.2%	248,616	8.7%
Raw land	400,134	9.4%	227,614	7.3%	276,693	8.5%	220,169	8.0%	230,021	8.0%
Residential lots	287,831	6.8%	224,650	7.1%	249,071	7.7%	199,709	7.3%	203,396	7.1%
Commercial lots	208,192	4.9%	61,423	2.0%	61,691	1.9%	59,683	2.2%	59,853	2.1%
Commercial construction and other	2,086,482	49.0%	1,581,569	50.3%	1,567,640	48.2%	1,396,850	50.9%	1,459,255	50.9%
Net unaccreted premium (discount)	(4,817)		203		90		(894)		(1,056)
Total construction loans	$4,251,633		$3,143,607		$3,253,389		$2,741,455		$2,865,279

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of September 30, 2026

	Houston	Dallas	Austin	OK City	Tulsa	Other (T)	Total
Collateral Type
Shopping center/retail	$798,451	$236,251	$69,681	$74,187	$5,201	$379,401	$1,563,172
Commercial and industrial buildings	280,884	127,572	30,739	27,404	10,833	310,180	787,612
Office buildings	447,756	309,867	100,841	43,529	3,692	126,662	1,032,347
Medical buildings	86,613	59,372	29,257	41,359	23,893	62,088	302,582
Apartment buildings	356,564	230,724	151,978	10,080	10,997	335,493	1,095,836
Hotel	146,860	152,055	39,039	15,247	—	249,124	602,325
Other	321,809	64,922	147,352	4,261	5,716	430,430	974,490
Total	$2,438,937	$1,180,763	$568,887	$216,067	$60,332	$1,893,378	$6,358,364	(U)

Acquired Loans

	PSLs			PCD Loans			Total Acquired Loans
	Balance at Acquisition Date	Balance at Jun 30, 2026	Balance at Sep 30, 2026	Balance at Acquisition Date	Balance at Jun 30, 2026	Balance at Sep 30, 2026	Balance at Acquisition Date		Balance at Jun 30, 2026	Balance at Sep 30, 2026
Loan marks:
Acquired banks (V)	$388,625	$13,140	$11,830	$332,400	$4,577	$4,168	$721,025		$17,717	$15,998
American Bank (W)	15,473	16,443	17,082	1,923	1,067	589	17,396		17,510	17,671
Texas Partners Bank (X)	38,467	36,199	34,043	2,328	1,800	1,667	40,795		37,999	35,710
Stellar Bank (Y)	57,318	—	55,132	27,424	—	21,808	84,742		—	76,940
Total	499,883	65,782	118,087	364,075	7,444	28,232	863,958		73,226	146,319

Acquired portfolio loan balances:
Acquired banks (V)	14,323,981	1,216,873	1,107,752	1,376,673	239,094	220,826	15,700,654		1,455,967	1,328,578
American Bank (W)	1,810,982	1,591,292	1,334,236	93,300	75,647	73,933	1,904,282		1,666,939	1,408,169
Texas Partners Bank (X)	1,864,565	1,591,029	1,440,053	76,199	68,004	66,525	1,940,764		1,659,033	1,506,578
Stellar Bank (Y)	7,022,287	—	6,366,665	541,214	—	523,683	7,563,501		—	6,890,348
Total	25,021,815	4,399,194	10,248,706	2,087,386	382,745	884,967	27,109,201	(Z)	4,781,939	11,133,673

Acquired portfolio loan balances with loan marks	$24,521,932	$4,231,106	$10,130,619	$1,723,311	$375,301	$856,735	$26,245,243		$4,606,407	$10,987,354

(T) Includes other MSA and non-MSA regions.

(U) Represents a portion of total commercial real estate loans of $10.7 billion as of September 30, 2026.

(V) Includes Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank, The F&M Bank & Trust Company, Tradition Bank, LegacyTexas Bank, FirstCapital Bank and Lone Star State Bank of West Texas.

(W) The American Merger was completed on January 1, 2026. The American Merger resulted in the addition of $1.904 billion in loans with related purchase accounting adjustments of $17.4 million at acquisition date.

(X) The Southwest Merger was completed on February 1, 2026. The Southwest Merger resulted in the addition of $1.941 billion in loans with related purchase accounting adjustments of $40.8 million at acquisition date.

(Y) The Stellar Merger was completed on July 1, 2026. The Stellar Merger resulted in the addition of $7.564 billion in loans with related purchase accounting adjustments of $84.7 million at acquisition date.

(Z) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended					Year-to-Date
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025

Asset Quality
Nonaccrual loans	$170,251	$116,911	$106,473	$137,217	$105,529	$170,251	$105,529
Accruing loans 90 or more days past due	780	2,360	2,241	317	268	780	268
Total nonperforming loans	171,031	119,271	108,714	137,534	105,797	171,031	105,797
Repossessed assets	57	9	136	12	16	57	16
Other real estate	22,784	11,296	13,257	13,296	13,750	22,784	13,750
Total nonperforming assets	$193,872	$130,576	$122,107	$150,842	$119,563	$193,872	$119,563

Nonperforming assets:
Commercial and industrial (includes energy)	$35,840	$22,115	$17,495	$57,237	$27,880	$35,840	$27,880
Construction, land development and other land loans	8,228	3,781	2,054	2,183	583	8,228	583
1-4 family residential (includes home equity)	84,341	64,394	63,168	60,296	57,241	84,341	57,241
Commercial real estate (includes multi-family residential)	49,874	19,597	17,880	9,215	11,471	49,874	11,471
Agriculture (includes farmland)	12,729	15,590	16,259	16,713	17,080	12,729	17,080
Consumer and other	2,860	5,099	5,251	5,198	5,308	2,860	5,308
Total	$193,872	$130,576	$122,107	$150,842	$119,563	$193,872	$119,563
Number of loans/properties	709	499	484	449	424	709	424
Allowance for credit losses on loans	$591,951	$382,841	$383,840	$333,742	$339,626	$591,951	$339,626

Net charge-offs (recoveries):
Commercial and industrial (includes energy)	$1,848	$1,386	$39,225	$5,388	$3,341	$42,459	$4,715
Construction, land development and other land loans	(1)	50	—	(154)	34	49	(125)
1-4 family residential (includes home equity)	308	314	862	175	853	1,484	2,246
Commercial real estate (includes multi-family residential)	1,004	(1,064)	(121)	(665)	1,015	(181)	1,248
Agriculture (includes farmland)	(51)	28	52	(5)	(40)	29	(54)
Consumer and other	1,329	1,469	1,291	1,145	1,255	4,089	4,149
Total	$4,437	$2,183	$41,309	$5,884	$6,458	$47,929	$12,179

Asset Quality Ratios
Nonperforming assets to average interest-earning assets	0.41%	0.34%	0.33%	0.46%	0.36%	0.47%	0.35%
Nonperforming assets to loans and other real estate	0.60%	0.52%	0.48%	0.69%	0.54%	0.60%	0.54%
Net charge-offs to average loans (annualized)	0.05%	0.03%	0.67%	0.11%	0.12%	0.23%	0.07%
Allowance for credit losses on loans to total loans	1.85%	1.53%	1.52%	1.53%	1.54%	1.85%	1.54%
Allowance for credit losses on loans to total loans, excluding Warehouse Purchase Program loans (G)	1.91%	1.61%	1.61%	1.63%	1.64%	1.91%	1.64%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, for internal planning and forecasting purposes, Prosperity reviews each of diluted earnings per share, return on average assets, return on average common equity, and return on average tangible common equity, in each case excluding merger related expenses, net of tax, FDIC special assessment, net of tax, net gain on sale or write-up of securities, net of tax, and the out of state tax settlement; return on average tangible common equity; tangible book value per share; the tangible equity to tangible assets ratio; allowance for credit losses to total loans excluding Warehouse Purchase Program loans; the efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities; and the efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets and securities, merger related expenses and FDIC special assessment. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP financial measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding Warehouse Purchase Program loans). Prosperity has included information below relating to these non-GAAP financial measures for the applicable periods presented.

	Three Months Ended					Year-to-Date
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025

Reconciliation of diluted earnings per share to diluted earnings per share excluding merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax, and out of state tax settlement:

Diluted earnings per share (unadjusted)	$1.18	$1.67	$1.16	$1.49	$1.45	$3.99	$4.23

Net income	$141,462	$168,583	$116,267	$139,907	$137,556	$426,312	$402,936
Merger related expenses, net of tax(AA)	55,098	596	33,588	212	49	89,282	49
FDIC special assessment, net of tax(AA)	—	—	—	(2,807)	—	—	—
Net gain on sale or write-up of securities, net of tax(AA)	(732)	(6,506)	—	—	—	(7,238)	—
Out of state tax settlement	4,965	—	—	—	—	4,965	—
Net income excluding merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(AA) and out of state tax settlement	$200,793	$162,673	$149,855	$137,312	$137,605	$513,321	$402,985

Weighted average diluted shares outstanding	119,899	100,783	99,825	94,044	95,093	106,909	95,211
Merger related expenses, net of tax, per diluted common share(AA)	$0.46	$0.01	$0.34	$—	$—	$0.84	$—
FDIC special assessment, net of tax, per diluted common share(AA)	$—	$—	$—	$(0.03)	$—	$—	$—
Net gain on sale or write-up of securities, net of tax, per diluted common share(AA)	$(0.01)	$(0.06)	$—	$—	$—	$(0.06)	$—
Out of state tax settlement, per diluted common share	$0.04	$—	$—	$—	$—	$0.04	$—
Diluted earnings per share excluding merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(AA) and out of state tax settlement	$1.67	$1.62	$1.50	$1.46	$1.45	$4.81	$4.23

Reconciliation of effective income tax rate to effective income tax rate excluding out of state tax settlement:
Effective income tax rate (unadjusted)	24.4%	21.6%	22.7%	21.8%	21.9%	22.8%	21.7%

Income before income taxes	$187,087	$215,079	$150,337	$179,021	$176,038	$552,503	$514,559
Provision for income taxes	45,625	46,496	34,070	39,114	38,482	126,191	111,623
Out of state tax settlement	4,965	—	—	—	—	4,965	-
Provision for income taxes excluding out of state tax settlement	$40,660	$46,496	$34,070	$39,114	$38,482	$121,226	$111,623
Effective income tax rate excluding out of state tax settlement	21.7%	21.6%	22.7%	21.8%	21.9%	21.9%	21.7%

(AA) Calculated assuming a federal tax rate of 21.0%.

	Three Months Ended					Year-to-Date
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025

Reconciliation of return on average assets to return on average assets excluding merger related expenses, net of tax, FDIC special assessment, net of tax, net gain on sale or write-up of securities, net of tax, and out of state tax settlement:

Return on average assets (unadjusted)	1.06%	1.55%	1.10%	1.49%	1.44%	1.22%	1.40%

Net income excluding merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(AA) and out of state tax settlement	$200,793	$162,673	$149,855	$137,312	$137,605	$513,321	$402,985
Average total assets	$53,537,676	$43,437,135	$42,219,608	$37,665,928	$38,129,863	$46,438,619	$38,489,077
Return on average assets excluding merger related expenses, net of tax, FDIC special assessment, net of tax, net gain on sale or write-up of securities, net of tax (F) (AA), and out of state tax settlement	1.50%	1.50%	1.42%	1.46%	1.44%	1.47%	1.40%

Reconciliation of return on average common equity to return on average common equity excluding merger related expenses, net of tax, FDIC special assessment, net of tax, net gain on sale or write-up of securities, net of tax, and out of state tax settlement:

Return on average common equity (unadjusted)	5.77%	8.14%	5.70%	7.30%	7.18%	6.49%	7.08%

Net income excluding merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(AA) and out of state tax settlement	$200,793	$162,673	$149,855	$137,312	$137,605	$513,321	$402,985
Average shareholders' equity	$9,801,108	$8,288,528	$8,160,782	$7,668,802	$7,657,978	$8,757,257	$7,583,914
Return on average common equity excluding merger related expenses, net of tax, FDIC special assessment, net of tax, net gain on sale or write-up of securities, net of tax(F) (AA), and out of state tax settlement	8.19%	7.85%	7.35%	7.16%	7.19%	7.82%	7.08%

Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$141,462	$168,583	$116,267	$139,907	$137,556	$426,312	$402,936
Average shareholders’ equity	$9,801,108	$8,288,528	$8,160,782	$7,668,802	$7,657,978	$8,757,257	$7,583,914
Less: Average goodwill and other intangible assets	(4,721,163)	(3,931,096)	(3,768,729)	(3,556,680)	(3,560,083)	(4,146,343)	(3,563,763)
Average tangible shareholders’ equity	$5,079,945	$4,357,432	$4,392,053	$4,112,122	$4,097,895	$4,610,914	$4,020,151
Return on average tangible common equity (F)	11.14%	15.48%	10.59%	13.61%	13.43%	12.33%	13.36%

Reconciliation of return on average common equity to return on average tangible common equity excluding merger related expenses, net of tax, FDIC special assessment, net of tax, net gain on sale or write-up of securities, net of tax(AA), and out of state tax settlement:

Net income excluding merger related expenses, net of tax, FDIC special assessment, net of tax, and net gain on sale or write-up of securities, net of tax(AA) and out of state tax settlement	$200,793	$162,673	$149,855	$137,312	$137,605	$513,321	$402,985
Average shareholders’ equity	$9,801,108	$8,288,528	$8,160,782	$7,668,802	$7,657,978	$8,757,257	$7,583,914
Less: Average goodwill and other intangible assets	(4,721,163)	(3,931,096)	(3,768,729)	(3,556,680)	(3,560,083)	(4,146,343)	(3,563,763)
Average tangible shareholders’ equity	$5,079,945	$4,357,432	$4,392,053	$4,112,122	$4,097,895	$4,610,914	$4,020,151
Return on average tangible common equity excluding merger related expenses, net of tax, FDIC special assessment, net of tax, net gain on sale or write-up of securities, net of tax (F) (AA), and out of state tax settlement	15.81%	14.93%	13.65%	13.36%	13.43%	14.84%	13.37%

	Three Months Ended					Year-to-Date
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Reconciliation of book value per share to tangible book value per share:
Shareholders’ equity	$9,759,535	$8,305,259	$8,207,851	$7,616,140	$7,664,938	$9,759,535	$7,664,938
Less: Goodwill and other intangible assets	(5,005,571)	(3,929,502)	(3,933,526)	(3,554,732)	(3,558,321)	(5,005,571)	(3,558,321)
Tangible shareholders’ equity	$4,753,964	$4,375,757	$4,274,325	$4,061,408	$4,106,617	$4,753,964	$4,106,617

Period end shares outstanding	119,713	100,646	100,835	93,058	94,993	119,713	94,993
Tangible book value per share	$39.71	$43.48	$42.39	$43.64	$43.23	$39.71	$43.23

Reconciliation of equity to assets ratio to period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$4,753,964	$4,375,757	$4,274,325	$4,061,408	$4,106,617	$4,753,964	$4,106,617
Total assets	$54,101,075	$43,872,511	$43,619,183	$38,463,425	$38,330,469	$54,101,075	$38,330,469
Less: Goodwill and other intangible assets	(5,005,571)	(3,929,502)	(3,933,526)	(3,554,732)	(3,558,321)	(5,005,571)	(3,558,321)
Tangible assets	$49,095,504	$39,943,009	$39,685,657	$34,908,693	$34,772,148	$49,095,504	$34,772,148
Period end tangible equity to period end tangible assets ratio	9.68%	10.96%	10.77%	11.63%	11.81%	9.68%	11.81%

Reconciliation of allowance for credit losses to total loans to allowance for credit losses on loans to total loans excluding Warehouse Purchase Program:
Allowance for credit losses on loans	$591,951	$382,841	$383,840	$333,742	$339,626	$591,951	$339,626
Total loans	$32,060,409	$25,027,998	$25,287,986	$21,805,368	$22,027,769	$32,060,409	$22,027,769
Less: Warehouse Purchase Program loans	(1,131,888)	(1,290,156)	(1,433,152)	(1,304,798)	(1,278,178)	(1,131,888)	(1,278,178)
Total loans less Warehouse Purchase Program	$30,928,521	$23,737,842	$23,854,834	$20,500,570	$20,749,591	$30,928,521	$20,749,591
Allowance for credit losses on loans to total loans excluding Warehouse Purchase Program	1.91%	1.61%	1.61%	1.63%	1.64%	1.91%	1.64%

Reconciliation of efficiency ratio to efficiency ratio excluding net gains and losses on the sale, write-down or write-up of assets:
Noninterest expense	$308,613	$176,176	$217,287	$138,712	$138,635	$702,076	$417,501

Net interest income	$442,980	$330,550	$321,150	$274,953	$273,435	$1,094,680	$806,539
Noninterest income	52,720	60,705	46,474	42,780	41,238	159,899	125,521
Less: net (loss) gain on sale or write down of assets	(2,578)	(42)	318	35	3	(2,302)	1,182
Less: net gain on sale or write-up of securities	927	8,235	—	—	—	9,162	—
Noninterest income excluding net gains and losses on the sale, write-down or write-up of assets	54,371	52,512	46,156	42,745	41,235	153,039	124,339
Total income excluding net gains and losses on the sale, write-down or write-up of assets	$497,351	$383,062	$367,306	$317,698	$314,670	$1,247,719	$930,878
Efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets	62.05%	45.99%	59.16%	43.66%	44.06%	56.27%	44.85%

Reconciliation of efficiency ratio to efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets, merger related expenses and FDIC special assessment:
Noninterest expense	$308,613	$176,176	$217,287	$138,712	$138,635	$702,076	$417,501
Less: merger related expenses	69,744	755	42,516	268	62	113,015	62
Less: FDIC special assessment	—	—	—	(3,554)	—	—	—
Noninterest expense excluding merger related expenses and FDIC special assessment	$238,869	$175,421	$174,771	$141,998	$138,573	$589,061	$417,439

Net interest income	$442,980	$330,550	$321,150	$274,953	$273,435	$1,094,680	$806,539
Noninterest income	52,720	60,705	46,474	42,780	41,238	159,899	125,521
Less: net (loss) gain on sale or write down of assets	(2,578)	(42)	318	35	3	(2,302)	1,182
Less: net gain on sale or write-up of securities	927	8,235	—	—	—	9,162	—
Noninterest income excluding net gains and losses on the sale, write-down or write-up of assets	54,371	52,512	46,156	42,745	41,235	153,039	124,339
Total income excluding net gains and losses on the sale, write-down or write-up of assets	$497,351	$383,062	$367,306	$317,698	$314,670	$1,247,719	$930,878
Efficiency ratio, excluding net gains and losses on the sale, write-down or write-up of assets, merger related expenses and FDIC special assessment	48.03%	45.79%	47.58%	44.70%	44.04%	47.21%	44.84%